EXHIBIT 99.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 20 day of November, 2009

AMONG:

WOLFE CREEK MINING, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 15868 SW Kimball Avenue, Lake Oswego, OR 97035 (“Wolfe Creek”)

AND:

GREEN ENVIROTECH ACQUISITION CORP. a corporation formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Wolfe Creek and having an office for business located at 15868 SW Kimball Avenue, Lake Oswego, OR 97035.

(the "Acquirer")

AND:

GREEN ENVIROTECH CORP., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 114 S Main Street Suite 201, Fond Du Lac, WI 54935.

("Green EnviroTech")

WHEREAS:

A.              Green EnviroTech is a Nevada corporation and is a plastics recovery, separation and recycling company;

B.              The Green EnviroTech shareholders own an aggregate of 8,823,529 Green EnviroTech shares of common stock (the “Green EnviroTech Shares”) which Green EnviroTech Shares constitute 100% of the issued and outstanding Green EnviroTech Shares;

C.              Wolfe Creek  is a reporting company under the Securities Act of 1933, as amended, whose common stock is eligible for quotation on the OTC Bulletin Board under the symbol “WCRM.OB,” is a development stage, start-up company and currently has no operations and is a “shell” company for purposes of the rules and regulations of the Commission;

D.              Effective as of the Closing, Kristen Paul, the sole officer and director of Wolfe Creek (the “Wolfe Creek Executive”) shall (i) resign as such and be replaced by persons designated by Green EnviroTech.

E. The respective Boards of Directors of Wolfe Creek, Green EnviroTech and the Acquirer deem it advisable and in the best interests of Wolfe Creek, Green EnviroTech and the Acquirer that the Acquirer merge with and into Green EnviroTech (the "Merger") pursuant to this Agreement, the Certificates of Merger, and the applicable provisions of the laws of the State of Nevada; and

F. All capitalized terms not otherwise defined shall have the definitions set forth in Article 1 hereof.

NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)
“Acquisition Shares” means the  Wolfe Creek Common Shares, which shares are to be issued and delivered to the Green EnviroTech Shareholders at Closing pursuant to the terms of the Merger in accordance with Schedule 1.1(a), annexed hereto;

(b)	“Agreement” means this Agreement and Plan of Merger by and among Wolfe Creek, the Acquirer, and Green EnviroTech;

(c)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(d)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(e)	“Commission” means the Securities and Exchange Commission;

(f)
“Effective Time” means the earlier to occur of the date of (i) the Closing set forth in the Certificate of Merger and (ii) the filing of the appropriate Certificates of Merger in the form required by the State of Nevada provided that the Merger shall become effective as provided in the NGCL;

(g)	“Green EnviroTech Accounts Receivable” means all accounts receivable and other amounts owing to Green EnviroTech;

(h)
“Green EnviroTech Assets” means all the property and assets of the Green EnviroTech Business of every kind and description wherever situated including, without limitation, Green EnviroTech  Inventory, Green EnviroTech Material Contracts, Green EnviroTech Accounts Receivable, Green EnviroTech Cash, Green EnviroTech Intangible Assets and Green EnviroTech Goodwill, and all credit cards, charge cards and banking cards issued to Green EnviroTech;

(i)	“Green EnviroTech Business” means all aspects of the business currently conducted by Green EnviroTech and its subsidiaries;

(j)	“Green EnviroTech Cash” means all cash on hand or on deposit to the credit of Green EnviroTech on the Closing Date;

(k)
“Green EnviroTech Financial Statements” means collectively, the audited financial statements of  Green EnviroTech for the fiscal year ended December 31, 2008,  and the unaudited financial statements for Green EnviroTech for the period ended September 30, 2009, which shall be delivered at Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Regulation S-X as promulgated by the Commission;

(l)
“Green EnviroTech Goodwill” means the goodwill of the Green EnviroTech Business together with the exclusive right of Green EnviroTech  to represent itself as carrying on the Green EnviroTech business in succession of subject to the terms hereof, and the right to use any words indicating that the Green EnviroTech Business is so carried on including the right to use the name "Green EnviroTech” or any variation thereof as part of the name of or in connection with the Green EnviroTech Business or any part thereof carried on or to be carried on by Green EnviroTech, the right to all corporate, operating and trade names associated with the Green EnviroTech Business, or any variations of such names as part of or in connection with the Green EnviroTech Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Green EnviroTech Business, all necessary licenses and authorizations and any other rights used in connection with the Green EnviroTech Business;

(m)
“Green EnviroTech Intangible Assets” means all of the intangible assets of Green EnviroTech, including, without limitation, Green EnviroTech Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Green EnviroTech;

(n)	“Green EnviroTech Inventory” means all inventory and supplies of the Green EnviroTech Business as of September 30, 2009 as increased or decreased in the ordinary course of business;

(o)
“Green EnviroTech Material Contracts” means the burden and benefit of and the right, title and interest of Green EnviroTech in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Green EnviroTech is entitled in connection with the Green EnviroTech Business under which Green EnviroTech  is obligated to pay or entitled to receive the sum of Five Thousand Dollars ($5,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(p)	“Green EnviroTech Shares” means all of the issued and outstanding capital stock of Green EnviroTech;

(q)	“Green EnviroTech Shareholders” means all of the holders of the issued and outstanding Green EnviroTech Shares;

(r)	“Green EnviroTech Warrant Holders” means all of the holders of issued and outstanding Green EnviroTech Warrants;

(s)	“Merger” means the merger, at the Effective Time, of Green EnviroTech and the Acquirer pursuant to this Agreement;

“NGCL” means the Nevada General Corporation Law.

(t)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Wolfe Creek and Green EnviroTech may mutually agree upon;

(u)	“Securities Act” means the Securities Act of 1933, as amended;

(v)
“SEC Reports” means all forms, reports and documents filed and required to be filed by Wolfe Creek with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) through the date hereof;

(w)	“Surviving Company” means Green EnviroTech following the Merger;

(x)	“Wolfe Creek Business” means all aspects of any business conducted by Wolfe Creek and its subsidiaries;

(y)	“Wolfe Creek Common Shares” means the shares of common stock, par value $0.001, in the capital of Wolfe Creek;

(z)
“Wolfe Creek Financial Statements” means, collectively, the audited financial statements of Wolfe Creek for the two fiscal years ended December 31, 2008 and 2007, and the unaudited financial statements of Wolfe Creek for the period ended September 30, 2009;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2              The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section References and Schedules

1.3              Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a “Schedule” by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, the Acquirer shall be merged with and into Green EnviroTech pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and Green EnviroTech, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefore by the NGCL.  Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to Green EnviroTech or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Green EnviroTech and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Green EnviroTech and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Green EnviroTech and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Green EnviroTech  or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Articles of Incorporation; Bylaws; Directors and Officers

2.3              The Articles of Incorporation of Green EnviroTech from and after the Closing shall be the Articles of Incorporation of the Surviving Company as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the NGCL. The Bylaws of Green EnviroTech from and after the Closing shall be the Bylaws of the Surviving Company as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the NGCL. The directors and officers of Green EnviroTech immediately prior to the Closing shall be the directors and officers of the Surviving Company.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer or Green EnviroTech, the shares of capital stock of each of Green EnviroTech and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company, all of which shall be owned by Wolfe Creek.

(b)
Conversion of Green EnviroTech Shares. Each Green EnviroTech Share that is issued and outstanding at the Effective Time, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive .3400005  of a share of Wolfe Creek’s Common Stock for each Green EnviroTech Share. All such Green EnviroTech Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

2.5	Dissenting Shareholders

No Person who has perfected a demand for appraisal rights pursuant to the NGCL (a “Dissenting Shareholder”) shall be entitled to receive the Acquisition Shares or other distributions pursuant to this Article II unless and until the holder thereof shall have effectively withdrawn the demand for, or otherwise lost such holder’s right to, appraisal under the NGCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by the NGCL with respect to Green EnviroTech Shares owned by such Dissenting Shareholder. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature. If any Dissenting Shareholder shall have effectively withdrawn the demand for, or otherwise lost the right to, appraisal with respect to any Green EnviroTech Shares, such Dissenting Shareholder shall be entitled to receive only the amount to which such shareholder would be entitled pursuant to this Article II. Green EnviroTech shall provide such notices and take such actions as are required by law with respect to the administration of the appraisal rights provided pursuant to the NGCL.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF WOLFE CREEK

Representations and Warranties

3.1              Wolfe Creek and the Acquirer jointly and severally represent and warrant in all material respects to Green EnviroTech, with the intent that Green EnviroTech will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Wolfe Creek - Corporate Status and Capacity

(a)
Incorporation.  Wolfe Creek is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware.

(b)
Carrying on Business. Wolfe Creek and its subsidiaries do not carry on any material business activity in any jurisdiction. The nature of the Wolfe Creek Business does not require Wolfe Creek and its subsidiaries to register or otherwise be qualified to carry on business in any jurisdiction other than the state of its  organization, where Wolfe Creek and its subsidiaries are each dully qualified and authorized to do business;

(c)
Corporate Capacity.  Wolfe Creek has the corporate power, capacity and authority to own its assets and to enter into and complete this Agreement. None of Wolfe Creek’s subsidiaries have any assets or liabilities.

(d)
Reporting Status; Listing. Wolfe Creek is required to file current reports with the Commission pursuant to Section 15(d) of the Exchange Act. Wolfe Creek’s common stock is not registered under Section 12(g) of the Exchange Act.  The Wolfe Creek Common Shares are eligible for quotation on the OTC Bulletin Board under the symbol “WCRM.OB”. None of Wolfe Creek’s  subsidiaries has common stock that is registered under Section 12(g) of the Exchange Act and none of Wolf Creek’s subsidiaries is required to file current reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)
SEC Reports. Wolfe Creek has filed all SEC Reports with the Commission under the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

Acquirer - Corporate Status and Capacity

(f)
Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(g)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date;

(h)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Wolfe Creek - Capitalization

(i)
Authorized Capital. The authorized capital of Wolfe Creek consists of 75,000,000 shares of common stock, $0.001 par value, of which 4,000,000 Wolfe Creek Common Shares are presently issued and outstanding and 25,000,000 shares of Preferred Stock $.001 par value of which none are outstanding.  There are no preferred shares authorized.

(j)
No Option, etc. Except as provided in, contemplated by, or set forth in this Agreement or the SEC Reports, no person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the acquisition of any common or preferred shares of Wolfe Creek or for the purchase, subscription or issuance of any of the unissued shares in the capital of Wolfe Creek;

Acquirer - Capitalization

(k)
Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock having a par value of .001 per share, of which 200 shares of common stock are presently issued and outstanding and which are owned by Wolfe Creek;

(l)
No Option, etc. Except as provided in contemplated by, or set forth in this Agreement, the SEC Reports, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

Wolfe Creek- Records and Financial Statements

(m)
Charter Documents. The charter documents of Wolfe Creek, as amended to date and as of the Closing, and the Acquirer are as set forth as exhibits to the officers certificate to be delivered at Closing pursuant to Section 9.3 hereof;

(n)
Corporate Minute Books.  Wolfe Creek and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

(o)
Wolfe Creek Financial Statements. The Wolfe Creek Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Wolfe Creek, including the assets and liabilities, if any of Wolfe Creek’s subsidiaries, as of the respective dates thereof, and the results of operations and changes in financial position of Wolfe Creek during the period covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(p)
Wolfe Creek Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of Wolfe Creek or its subsidiaries, which are not reflected in the Wolfe Creek Financial Statements except which were incurred in the ordinary course of business since the date of the Wolfe Creek   Financial Statements, all of which will be satisfied prior to Closing, and neither Wolfe Creek nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(q)	Wolfe Creek Receivable. There are no accounts receivable of Wolfe Creek or any of Wolf Creek’s subsidiaries;

(r)
No Debt. Neither Wolfe Creek nor its subsidiaries, are, on the date hereof and on Closing, materially indebted to any, person or entity or other third party, including any affiliate, director or officer of Wolfe Creek;

(s)
No Related Party Debt to Wolfe Creek. No director or officer or affiliate of Wolfe Creek or its subsidiaries, is now indebted to or under any financial obligation to Wolfe Creek or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding One Thousand Dollars ($1,000) in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of Wolfe Creek have been made, declared or authorized since the date of the Wolfe Creek Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the Wolfe Creek Financial Statements to or on behalf of officers, directors, shareholders or employees of Wolfe Creek or its subsidiaries or under any management agreements with Wolfe Creek or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Wolfe Creek or its subsidiaries;

(w)	No Adverse Events. Since December 31, 2008,

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of Wolfe Creek, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting Wolfe Creek, the Wolfe Creek Business or Wolfe Creek’s right to carry on the Wolfe Creek Business, other than non-material changes in the ordinary course of business or as contemplated pursuant to this Agreement,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Wolfe Creek, its subsidiaries, or the Wolfe Creek Business,

(iii)
there has not been any material increase in the compensation payable or to become payable by Wolfe Creek to any of Wolfe Creek’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Wolfe Creek Business has been and continues to be carried on in the ordinary course,

(v)	Wolfe Creek has not waived or surrendered any right of material value,

(vi)	Wolfe Creek has not discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and

(vii)	no capital expenditures have been authorized or made by Wolfe Creek.

Wolfe Creek - Income Tax Matters

(x)
Tax Returns. As of the Closing Date, all tax returns of Wolfe Creek and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Wolfe Creek and its subsidiaries, or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid and no amounts are owed to any taxing authority as of the Closing Date. Without limiting the generality of the foregoing, Wolfe Creek hereby represents that no amounts are owed to any taxing authorities by Wolfe Creek and/or its subsidiaries, for the period commencing on the formation (incorporation) of Wolfe Creek though the Closing Date;

(y)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Wolfe Creek or its subsidiaries.  There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns for Wolfe Creek or its subsidiaries;

Wolfe Creek - Applicable Laws and Legal Matters

(z)
Licenses. Wolfe Creek and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Wolfe Creek Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Wolfe Creek Business;

(aa)
Applicable Laws. Neither Wolfe Creek nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which is subject or which apply to it the violation of which would have a material adverse effect on the Wolfe Creek Business, and to Wolfe Creek’s knowledge, Wolfe Creek is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Wolfe Creek Business;

(bb)
Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to Wolfe Creek, its subsidiaries, or the Wolfe Creek Business nor does Wolfe Creek have any knowledge of any act or omission of Wolfe Creek or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Neither Wolfe Creek nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Wolfe Creek or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Wolfe Creek or its subsidiaries;

(dd)
Labor Matters.  Neither Wolfe Creek nor its subsidiaries is a party to any collective agreement relating to the Wolfe Creek Business with any labor union or other association of employees and no part of the Wolfe Creek Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Wolfe Creek, has made any attempt in that regard;

(ee)
Finder's Fees. Unless otherwise disclosed, neither Wolfe Creek nor its subsidiaries is a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Wolfe Creek and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Wolfe Creek or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Wolfe Creek or its subsidiaries are a party,

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by Wolfe Creek or its subsidiaries,

(iii)	result in any alteration of Wolfe Creek’s or its subsidiaries’ obligations under any agreement to which Wolfe Creek or its subsidiaries are a party,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of Wolfe Creek,

(v)	result in the imposition of any tax liability to Wolfe Creek or its subsidiaries relating to the assets of Wolfe Creek, or

(vi)	violate any court order or decree to which Wolfe Creek or its subsidiaries are subject;

The Wolfe Creek Business

(hh)
Maintenance of Business. Since the date of the Wolfe Creek Financial Statements, Wolfe Creek  and its subsidiaries have not entered into any material agreement or commitment except as set forth in this Agreement;

(ii)
Subsidiaries. Except for the Acquirer, Wolfe Creek does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.  References in this Agreement to any subsidiaries of Wolfe Creek shall include the Acquirer and any other subsidiary that Wolfe Creek may have but has not disclosed in this Agreement;

Wolfe Creek - Acquisition Shares and Acquisition Warrants

(jj)
Acquisition Shares and Acquisition Warrants. The Acquisition Shares when delivered to the holders of Green EnviroTech Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares transferable upon the books of Wolfe Creek, in all cases subject to the provisions and restrictions of all applicable securities laws; and

(kk)
Securities Law Compliance.  Except as set forth in the SEC Reports, Wolfe Creek has not issued any shares of its common stock and/or securities convertible into or exercisable for shares of common stock.  Neither Wolfe Creek nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Wolfe Creek under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the Green EnviroTech Shareholders) which subject the issuance or sale of such shares to the Green EnviroTech Shareholders to the registration requirements of Section 5 of the Securities Act.

Non-Merger and Survival

3.2              The representations and warranties of Wolfe Creek and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Wolfe Creek Shareholders, the representations and warranties of Wolfe Creek shall survive the Closing for a period of two (2) years.

Indemnity

3.3              Wolfe Creek shall indemnify and save harmless Green EnviroTech and the Green EnviroTech  Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim, resulting from the breach by Wolfe Creek of any representation, covenant or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Wolfe Creek and/or the Acquirer to Green EnviroTech hereunder.

ARTICLE 4
COVENANTS OF WOLFE CREEK

Covenants

4.1	Wolfe Creek covenants and agrees with Green EnviroTech that Wolfe Creek will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Access. Until the Closing, give the Green EnviroTech Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of Wolfe Creek, and furnish to the Green EnviroTech Shareholders and their representatives all such information as they may reasonably request;

(c)	Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger;

(d)	Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 (defined below); and

(e)	SEC Filings. File with the Commission in a timely manner, all reports and other documents required of Wolfe Creek under either the Securities Act or the Exchange Act.

(f)
Tax Returns. Wolfe Creek shall on and after the Closing Date be responsible for any taxes owed or penalties thereon pertaining to the failure of Wolfe Creek and its subsidiaries to file tax returns with the appropriate jurisdictions for any periods prior to Closing.

(g)
Bulletin Board.  Until the Closing, advise Green EnviroTech of any problems, letters and/or concerns relating to the continued eligibility of Wolfe Creek Common Shares to be eligible for quotation on the OTC Bulletin Board.

Authorization

4.2
Upon the Closing, Wolfe Creek shall authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Wolfe Creek and its subsidiaries to release any and all information in their possession respecting Wolfe Creek and its subsidiaries to Green EnviroTech.  Wolfe Creek shall promptly execute and deliver to Green EnviroTech  any and all consents to the release of information and specific authorizations which Green EnviroTech  reasonably requires to gain access to any and all such information.

Reports Under the Exchange Act

4.3
With a view to making available to the Green EnviroTech Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Green EnviroTech Shareholders to sell securities of Wolfe Creek to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof (“Rule 144”), and provided that the applicable holding period imposed by Rule 144 has been met, Wolfe Creek agrees to furnish to each Green EnviroTech Shareholder, so long as such Green EnviroTech Shareholder owns Wolfe Creek Common Shares, promptly upon request, (i) a written statement by Wolfe Creek that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Wolfe Creek and such other reports and documents so filed by Wolfe Creek, and (iii) such other information as may be reasonably requested to permit the Green EnviroTech Shareholders to sell such securities pursuant to Rule 144 without registration.

Survival

4.4	The covenants set forth in this Article shall survive the Closing for the benefit of the Green EnviroTech Shareholders and shall continue to survive for a period of one (1) year from the Closing Date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
GREEN ENVIROTECH

Representations and Warranties

5.1              Green EnviroTech represents and warrants in all material respects to Wolfe Creek, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Green EnviroTech - Corporate Status and Capacity

(a)
Incorporation. Green EnviroTech  is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Green EnviroTech carries on business primarily in the State of Wisconsin and does not carry on any material business activity in any other jurisdiction within the United States. The nature of the Green EnviroTech Business does not require Green EnviroTech  to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)
Corporate Capacity. Green EnviroTech has the corporate power, capacity and authority to own the Green EnviroTech Assets and to carry on the Green EnviroTech Business and Green EnviroTech has the corporate power, capacity and authority to enter into and complete this Agreement;

Green EnviroTech - Capitalization

(d)	Authorized Capital. The authorized capital of Green EnviroTech consists of 600,000,000 shares of common stock, $0.001 par value;

(e)
Ownership of W2 Shares. The issued and outstanding share capital of Green EnviroTech consist of 8,823,529 common shares (being the Green EnviroTech Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Green EnviroTech Shareholders will be at Closing the registered and beneficial owner of the Green EnviroTech Shares. The Green EnviroTech Shares owned by the Green EnviroTech Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through  Wolfe Creek and/or the Acquirer;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Green EnviroTech Shares contained in the charter documents of Green EnviroTech or under any agreement;

Green EnviroTech - Records and Financial Statements

(g)
Charter Documents. The charter documents of Green EnviroTech have not been altered since its incorporation date, except as filed in the record books of Green EnviroTech, and Green EnviroTech is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

(h)
Green EnviroTech Financial Statements. The Green EnviroTech Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Green EnviroTech as of the respective dates thereof, and the results of operations and changes in financial position of Green EnviroTech during the periods covered thereby, and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(i)
Green EnviroTech Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Green EnviroTech which are not reflected in the Green EnviroTech Financial Statements except those incurred in the ordinary course of business since the date of the Green EnviroTech  Financial Statements;

(j)	No Dividends. No dividends or other distributions on any shares in the capital of Green EnviroTech have been made, declared or authorized since the date of the Green EnviroTech Financial Statements;

Green EnviroTech - Income Tax Matters

(k)
Tax Returns. All tax returns and reports of Green EnviroTech required by law to be filed have been filed and to the best of Green EnviroTech’s knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by Green EnviroTech or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(l)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Green EnviroTech. Green EnviroTech is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Green EnviroTech - Applicable Laws and Legal Matters

(m)
Licenses. Green EnviroTech holds all licenses and permits as may be requisite for carrying on the Green EnviroTech Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Green EnviroTech Business;

(n)
Applicable Laws. Green EnviroTech  has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Green EnviroTech Business, and, to Green EnviroTech’s knowledge and belief, Green EnviroTech is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Green EnviroTech’s Business;

(o)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Green EnviroTech, the Green EnviroTech Business, or any of the Green EnviroTech, nor does Green EnviroTech have any knowledge of any deliberate act or omission of Green EnviroTech that would form any material basis for any such action or proceeding;

(p)
No Bankruptcy. Green EnviroTech has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Green EnviroTech and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Green EnviroTech;

(q)
Labor Matters. Green EnviroTech is not a party to any collective agreement relating to the Green EnviroTech Business with any labor union or other association of employees and no part of the Green EnviroTech Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Green EnviroTech, has made any attempt in that regard and Green EnviroTech has no reason to believe that any current employees will leave Green EnviroTech’s employ as a result of this Merger;

Execution and Performance of Agreement

(r)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Green EnviroTech and the Green EnviroTech  Shareholders;

(s)	No Violation or Breach. The execution and performance of this Agreement will not

(i)
violate the charter documents of Green EnviroTech or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Green EnviroTech is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Green EnviroTech Material Contracts, or any right or rights enjoyed by Green EnviroTech ,

(iii)	result in any material alteration of Green EnviroTech’s obligations under any agreement to which Green EnviroTech is a party including, without limitation, the Green EnviroTech Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against Green EnviroTech,

(v)	result in the imposition of any tax liability to Green EnviroTech relating to Green EnviroTech Assets or the Green EnviroTech Shares, or

(vi)	violate any court order or decree to which Green EnviroTech is subject;

Green EnviroTech Assets - Ownership and Condition

(t)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Green EnviroTech Assets;

(u)	Green EnviroTech Material Contracts. The Green EnviroTech Material Contracts constitute all of the material contracts of Green EnviroTech;

(v)
No Default. There has not been any default in any material obligation of Green EnviroTech or any other party to be performed under any of the Green EnviroTech Material Contracts, each of which is in good standing and in full force and effect and unamended, and Green EnviroTech is not aware of any default in the obligations of any other party to any of the Green EnviroTech  Material Contracts;

Green EnviroTech Assets – Green EnviroTech Goodwill and Other Assets

(w)	Green EnviroTech does not have any knowledge of any infringement by Green EnviroTech of any patent, trademark, copyright or trade secret;

The Business of Green EnviroTech

(x)
Maintenance of Business. Since the date of the Green EnviroTech Financial Statements, the Green EnviroTech Business has been carried on in the ordinary course, and Green EnviroTech  has not entered into any material agreement or commitment except in the ordinary course; and

(y)
Subsidiaries. Other than as provided on Schedule 5.1(y) annexed hereto, does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2              The representations and warranties of Green EnviroTech contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Wolfe Creek the representations and warranties of Green EnviroTech shall survive the Closing for a period of two (2) years.

Indemnity

5.3              Green EnviroTech agrees to indemnify and save harmless Wolfe Creek from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Green EnviroTech to defend any such claim), resulting from the breach by Green EnviroTech of any representation or warranty of Green EnviroTech  made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Green EnviroTech to Wolf Creek hereunder.  Legal fees and other costs of defending and prosecuting this action shall be borne by Green EnviroTech.

ARTICLE 6
COVENANTS OF GREEN ENVIROTECH

Covenants

6.1              Green EnviroTech covenants and agrees with Wolfe Creek that it will:

(a)
Conduct of Business. Until the Closing, conduct the Green EnviroTech Business diligently and in the ordinary course consistent with the manner in which the Green EnviroTech Business generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business. Until the Closing, use its best efforts to preserve the Green EnviroTech Business and the Green EnviroTech Assets;

(c)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Green EnviroTech Assets, including the Green EnviroTech Material Contracts; and

(d)
Reporting and Internal Controls. From and after the Effective Time, forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company complies with Section 13(b)(2) of the Exchange Act.

Authorization

6.2              Green EnviroTech hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Green EnviroTech to release any and all information in their possession respecting Green EnviroTech to Wolfe Creek. Green EnviroTech shall promptly execute and deliver to Wolfe Creek any and all consents to the release of information and specific authorizations which Wolfe Creek requires to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Wolfe Creek.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Wolfe Creek

7.1              Wolfe Creek obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by Wolfe Creek) of each of the following conditions precedent on or before the Closing:

(a)
all documents or copies of documents and securities issuances and wire transfers required to be executed and delivered to Wolfe Creek as set forth in Article 9 hereof will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Green EnviroTech at or prior to the Closing will have been complied with or performed;

(c)
 title to the Green EnviroTech Shares held by the Green EnviroTech Shareholders will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever not created by or through Wolfe Creek and/or the Acquirer;

(d)	the Certificates of Merger shall be executed by Green EnviroTech in form acceptable for filing with Secretary of State of Nevada;

(e)	subject to Article 8 hereof, there will not have occurred:

(i)
any material adverse change in the financial position or condition of Green EnviroTech, its liabilities or the Green EnviroTech Assets or any damage, loss or other change in circumstances materially and adversely affecting the Green EnviroTech  Business or the Green EnviroTech Assets or Green EnviroTech’s right to carry on the Green EnviroTech Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Green EnviroTech or the Green EnviroTech Business (whether or not covered by insurance) materially and adversely affecting Green EnviroTech, the Green EnviroTech Business or the Green EnviroTech Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(g)	all representations and warranties of Green EnviroTech contained herein shall be true and correct as of the Closing Date.

Waiver by Wolfe Creek

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Wolfe Creek and any such condition may be waived in whole or in part by Wolfe Creek at or prior to Closing by delivering to Green EnviroTech a written waiver to that effect signed by Wolfe Creek. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Wolfe Creek shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Green EnviroTech

7.3              The obligations of Green EnviroTech to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Green EnviroTech or the Green EnviroTech Shareholders hereunder will have been so executed and delivered;

(b)
the Wolfe Creek Executive shall have tendered her resignation in a form reasonably acceptable to Green EnviroTech, and the Green EnviroTech’s Shareholders’ nominees shall have been appointed to Wolfe Creek’s board of directors in a form reasonably acceptable to Green EnviroTech;

(c)	Wolfe Creek shall have no liabilities (or all outstanding liabilities shall be satisfied at Closing);

(d)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Wolfe Creek or the Acquirer at or prior to the Closing shall have been complied with or performed;

(e)	Green EnviroTech shall have completed its review and inspection of the books and records of Wolfe Creek and its subsidiaries and shall be reasonably satisfied with same in all material respects;

(f)
Wolfe Creek shall have delivered an irrevocable instruction letter to the transfer agent to issue the Acquisition Shares to be issued pursuant to the terms of the Merger to the Green EnviroTech  Shareholders and the Acquisition Shares will be registered on the books of Wolfe Creek in the name of the Green EnviroTech Shareholders at the Effective Time;

(g)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(h)	the Certificates of Merger shall be executed by the Acquirer in form acceptable for filing with the Secretary of State of Nevada;

(i)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Wolfe Creek, its subsidiaries, their assets or liabilities or any damage, loss or other change in circumstances materially and adversely affecting Wolfe Creek or the Wolfe Creek Business or Wolf Creek’s right to carry on the Wolfe Creek Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Wolfe Creek or the Wolfe Creek Business (whether or not covered by insurance) materially and adversely affecting Wolfe Creek, its subsidiaries or its assets;

(l)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(m)	all representations and warranties of Wolfe Creek and the Acquirer contained herein shall be true and correct as of the Closing Date; and

(n)
Wolfe Creek shall prepare appropriate tax returns for Wolfe Creek and any of its subsidiaries as contemplated in Section 3.1(x) and shall submit such return to Green EnviroTech for its review and comment; Wolfe Creek shall incorporate any reasonable comments of Green EnviroTech into such tax returns and after Wolfe Creek shall file such returns with the appropriate jurisdiction. Wolfe Creek shall pay and be responsible for all filing fees, penalties and payments related to such tax returns.

Waiver by Green EnviroTech

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Green EnviroTech and any such condition may be waived in whole or in part by Green EnviroTech at or prior to the Closing by delivering to Wolfe Creek a written waiver to that effect signed by Green EnviroTech.  In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Green EnviroTech shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article 7 are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article 7.

Confidentiality

7.6              Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Green EnviroTech and Wolfe Creek and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Wolfe Creek may be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Wolfe Creek’s filings with the Commission.

ARTICLE 8
RISK

Material Change in the Business of Green EnviroTech

8.1              If any material loss or damage to the Green EnviroTech  Business occurs prior to Closing and such loss or damage, in Wolfe Creek’s  reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Wolfe Creek shall, within two (2) days following any such loss or damage, by notice in writing to Green EnviroTech, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Wolfe Creek’s obligations to carry out the transactions contemplated hereby, be vested in Green EnviroTech or otherwise adequately secured to the satisfaction of Wolfe Creek on or before the Closing Date.

Material Change in the Wolfe Creek Business

8.2              If any material loss or damage to the Wolfe Creek Business occurs prior to Closing and such loss or damage, in Green EnviroTech's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Green EnviroTech shall, within two (2) days following any such loss or damage, by notice in writing to Wolf Creek, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Green EnviroTech’s obligations to carry out the transactions contemplated hereby, be vested in Wolfe Creek or otherwise adequately secured to the satisfaction of Green EnviroTech on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed on or before November 31, 2009, in accordance with the closing procedure set out in this Article 9.

Documents to be Delivered by Green EnviroTech

9.2              On or before the Closing, Green EnviroTech will deliver or cause to be delivered to Wolfe Creek:

(a)	an executed copy of this Agreement;

(b)
all reasonable consents or approvals required to be obtained by Green EnviroTech for the purposes of completing the Merger and preserving and maintaining the interests of Green EnviroTech under any and all Green EnviroTech Material Contracts and in relation to Green EnviroTech Assets;

(c)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the shareholders and directors of Green EnviroTech as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgment from Green EnviroTech of the satisfaction of the conditions precedent set forth in Section 7.3; and

(e)	such other documents as Wolfe Creek reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Wolfe Creek

9.3              On or before the Closing, Wolfe Creek and the Acquirer shall deliver or cause to be delivered to Green EnviroTech:

(a)	an executed copy of this Agreement;

(b)	an irrevocable instruction letter to the transfer agent to issue share certificates representing the Acquisition Shares duly registered in the names of the Green EnviroTech;

(c)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the directors of Wolfe Creek and the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	a certified copy of a resolution of the directors of Wolfe Creek dated as of the Closing Date appointing the nominees of the Green EnviroTech Shareholders to the board of directors of Wolfe Creek;

(e)	resignation of the Wolfe Creek Executive in a form reasonably acceptable to Green EnviroTech;

(f)	an opinion of counsel to Wolfe Creek reasonably acceptable to Green EnviroTech;

(g)	proof of the filing of all tax returns referred to in Section 3.1(x) in the appropriate jurisdictions for Wolfe Creek and any of its subsidiaries;

(h)	an acknowledgement from Wolfe Creek of the satisfaction of the conditions precedent set forth in Section 7.1 hereof; and

(i)	such other documents as Green EnviroTech may reasonably require to give effect to the terms and intention of this Agreement.
(j)

ARTICLE 10
POST-CLOSING MATTERS

General

10.1              Forthwith after the Closing, Wolfe Creek and Green EnviroTech agree to use all their best efforts to:

(a)	file the Certificates of Merger with the Secretary of State of Nevada; and

(b)	issue a news release reasonably acceptable to each party reporting the Closing; and

(c)
file a Form 8-K with the Commission disclosing the terms of this Agreement which includes audited financial statements of Green EnviroTech  as well as pro forma financial information of Green EnviroTech and Wolfe Creek as required by Regulation S-X as promulgated by the Commission (all at no cost to the Green EnviroTech Shareholders); and

(d)
take such steps as required to change the name of Wolfe Creek  to “Green EnviroTech  Holdings, Corp.” as of the earliest practical date following the date hereof but in any event within 60 days of the Closing;

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1              The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

              Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Nevada (without regard to the choice-of-law rules or principles of that jurisdiction).  Judgment upon the award may be entered in any court located in the State of New York, and all the parties hereto hereby expressly waive any objections or defense based upon lack of personal jurisdiction.

              Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator.  Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of New York, to name an arbitrator.    Process in any such action or proceeding may be served on any party anywhere in the world.

Indemnification Provisions

11.2           Notice to Indemnifying Party.  If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 3.3 or Section 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee’s receipt of such notice.  Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or may be sustained by the Indemnitee.  The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim.  If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability.  The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto.  The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder.  All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party.  The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party.   If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

Notice

11.3              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid  certified or registered mail, or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by Facsimile shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.4              The address for service of notice of each of the parties hereto is as follows:

(a)	Wolfe Creek or the Acquirer:

Wolf Creek Mining, Inc.
15868 SW Kimball Ave.
Lake Oswego, OR97035.
Attn:  Kristen Paul, President
Phone:  (503) 344-6213
Fax: (503) 974-9692

With a copy to:

Robert Weaver, Esq.
721 Devon Court
Sandiego, CA 92109
Phone: (858) 488-4433

(b)	Green EnviroTech:

Green EnviroTech Corp.
114 S Main Street, Suite 201
Fond Du Lac, WI
Phone: (209) 881-3523
Facsimile: (209) 881-3529

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attn:  Andrea Cataneo, Esq.
Phone:  (212) 930-9700
Telecopier:  (212) 930-9725

Change of Address

11.5              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.6              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.7              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.8              The provisions contained herein constitute the entire agreement among Green EnviroTech , the Acquirer and Wolfe Creek, respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Green EnviroTech, the Acquirer and Wolfe Creek with respect to the subject matter hereof.

Enurement

11.9              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.10              This Agreement is not assignable without the prior written consent of the parties hereto.

Expenses

11.11               Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation; notwithstanding anything to the contrary herein.

Counterparts

11.12              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.13            This Agreement and all issues arising out of or relating to this Agreement will be governed by and construed solely and exclusively under the laws  of the State of New York as applied to agreements among New York residents and entered into and to be performed entirely within New York. .

Termination

11.14           This Agreement may only be terminated at any time prior to the Closing Date:

(a)           upon mutual written consent authorized by the Board of Directors of Wolfe Creek and Green EnviroTech; or

(b)           by either Wolf Creek or Green EnviroTech if the Closing shall not have been consummated by the close of business on November 31, 2009.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

WOLFE CREEK MINING, INC.

/s/ Kristen Paul
Name: Kristen Paul
Title: President

GREEN ENVIROTECH ACQUISITON CORP.

/s/ Kristen Paul
Name: Kristen Paul
Title: President

GREEN ENVIROTECH CORP.

/s/ Gary DeLaurentiis
Name: Gary DeLaurentiis
Title: President